Exhibit 99.1

Keyuan Petrochemicals Announces New CFO

Ningbo, China – January 8, 2014 – Keyuan Petrochemicals Inc. (OTCQB: KEYP), (“Keyuan” or “the Company”), an independent manufacturer and supplier of various petrochemical products in China, today announced that on January 3, 2014, the Board of Directors of Keyuan approved the appointment of Mr. Baoyun Zhen as the Chief Financial Officer of the Company, effective immediately replacing Mr. Fan Zhang, who the Company intends to appoint as the Chief General Manager of Zhejiang Zhongke Xunen Import and Export Ltd, a to be formed new Company which is the process of incorporation. Zhejiang Zhongke Xunen Import and Export Ltd. will be responsible for international exporting and importing to enlarge the scope of business activities. Mr. Zhang will be in charge of its incorporation and management operations.  The ownership of the new company is still being negotiated and no final amounts have been determined.

Mr. Zhen as the new CFO will be responsible for the accounting and finance management of the Company. Mr. Zhen has over 18 years of experience in financial management. Before joining the Company, from 2011 to 2013, Mr. Zhen served as a finance director of Ningbo AIERNI Group Co., Ltd and from 2002 to 2011, Mr. Zhen served as a finance director at Ningbo YunShen Corp., Ltd. Mr. Zhen holds a bachelor degree of accounting and financial management from Zhejiang Financial and Science University.

The Company further announced that Mr. Jintao Ma resigned from his position of Vice President and the Chief General Manager of Ningbo Keyuan Petrochemicals due to personal reason. Mr. Ma was responsible for the sales and marketing, raw materials sourcing and market analysis for the Company. The Company is searching for qualified candidate and plan to fill in the vacancy caused by Mr. Ma’s resignation in a short time.

“This new company will be a positive effort to explore the global trade market that we are excited to be a part of” said Mr. Chunfeng Tao, Chairman and Chief Executive Officer of Keyuan Petrochemicals Inc.

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007, through its PRC operating subsidiaries, Ningbo Keyuan Plastics Co., Ltd, Ningbo Keyuan Petrochemicals Co., Ltd, Keyuan Synthetic Rubbers Co., Ltd and Guangxi Keyuan Co., Ltd, is engaged in the manufacture and sale of various petrochemical products in the PRC. Having commenced production in October 2010, Keyuan's operations include an annual petrochemical manufacturing design capacity of 720,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. Keyuan also completed the construction of a Styrene-Butadience-Styrene (the "SBS") production facility with an annual production capacity of 70,000 MT in September 2011. One SBS production line began commercial production in December 2011 and the second line began commercial production in August 2012. In order to meet increasing market demand, Keyuan adjusted its original expansion project and is currently working to refine its manufacturing capacity to include an ABS production facility, an oil catalytic cracking processing facility, an increased annual design capacity of its ethylene-styrene facility from 80,000 MT to 200,000 MT, a transformer oil facility and an SSBR (Solution Polymerized Styrene Butadiene Rubber) production facility.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of Keyuan Petrochemicals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the impact of the proceeds from the private placement on the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf months are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

US Contact Information:

Jim Jiang

Keyuan Petrochemicals, Inc

Phone: +001-1-646-705-1386

Email: jzm0580@gmail.com

Web: www.keyuanpetrochemicals.com

Company Contact Information:

Bill Bai

Keyuan Petrochemicals, Inc.

Phone: +0086-138-0588-7777